Exhibit 99.1

Veracyte Announces First Quarter 2023 Financial Results

Grew Total Revenue to $82.4 million, an Increase of 22%

Conference Call and Webcast Today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., May 4, 2023 --- Veracyte, Inc. (Nasdaq: VCYT) today announced financial results for the first quarter ended March 31, 2023.

“We had an excellent first quarter, as many areas of our business greatly exceeded our expectations. Not only did we deliver strong Afirma and Decipher growth, we also demonstrated continued financial discipline and outstanding execution, which resulted in a meaningfully higher cash balance than we had projected,” said Marc Stapley, Veracyte’s chief executive officer. “In addition, we further enhanced our Afirma test, as well as augmented the clinical evidence in support of adoption and reimbursement of our products, ultimately helping to advance our vision of transforming cancer care for patients all over the world.”

Key Business Highlights
•Increased first quarter total revenue by 22% to $82.4 million, compared to the first quarter of 2022.
•Grew total test volume to 28,788, an increase of 24% compared to the first quarter of 2022.
•Enhanced our Afirma offering with the addition of TERT promoter mutation testing to help further guide treatment decisions for patients with suspected or diagnosed thyroid cancer.
•Secured four new payer contracts for Afirma GSC, making the test an in-network benefit for over four million additional health plan enrollees.
•Presented 17 abstracts for our diagnostic tests and biopharmaceutical offerings at major medical and research conferences.
•Published multiple papers that demonstrate the clinical utility of our Decipher Prostate Genomic Classifier and advance the science around prostate cancer.
•Published our inaugural Environmental, Social and Governance report.
•Ended the first quarter with cash, cash equivalents and short-term investments of $177.9 million, roughly flat to $178.9 million at the end of 2022.

First Quarter 2023 Financial Results
Total revenue for the first quarter of 2023 was $82.4 million, an increase of 22% compared to $67.8 million in the first quarter of 2022. Testing revenue was $72.4 million, an increase of 29% compared to $56.0 million in the first quarter of 2022 driven primarily by the strong performance of our Decipher Prostate and Afirma tests. Product revenue was $3.9 million, an increase of 31% compared to $3.0 million in the first quarter of 2022. Biopharmaceutical and other revenue was $6.1 million, a decrease of 30% compared to $8.8 million in the first quarter of 2022.

Total gross margin for the first quarter of 2023, including the amortization of acquired intangible assets, was 62%, compared to 58% in the first quarter of 2022. Non-GAAP gross margin, excluding the amortization of acquired intangible assets and other acquisition related expenses was 68%, compared to 65% in the first quarter of 2022.

Operating expenses, excluding cost of revenue, were $61.9 million, an increase of 14% compared to the first quarter of 2022. Non-GAAP operating expenses, excluding cost of revenue, amortization of acquired intangible assets, other acquisition related expenses and other restructuring costs, were $58.1 million compared to $49.1 million in the first quarter of 2022.

Net loss for the first quarter of 2023 was $8.1 million, an improvement of 44% compared to the first quarter of 2022. Basic and diluted net loss per common share was $0.11, an improvement of 45% compared to the first quarter of 2022. Net cash used by operating activities in the first three months of 2023 was $2.2 million, an improvement of $6.7 million compared to the same period in 2022.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Note Regarding Use of Non-GAAP Financial Measures."

2023 Financial Outlook
The company is raising full-year 2023 total revenue guidance to $330 million to $340 million, representing year-over-year growth of 11% to 15%, and an improvement compared to prior guidance of $325 million to $335 million. Further, the updated outlook reflects testing revenue year-over-year growth of mid-to-high teens.

Conference Call and Webcast Details
Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/8zw3rvgu. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

The conference call dial-in can be accessed by registering at the following link: https://register.vevent.com/register/BI87218b059133453fb9c7e07391fd40e3

About Veracyte
Veracyte (Nasdaq: VCYT) is a global diagnostics company whose vision is to transform cancer care for patients all over the world. We empower clinicians with the high-value insights they need to guide and assure patients at pivotal moments in the race to diagnose and treat cancer. Our high-performing tests enable clinicians to make more confident diagnostic, prognostic and treatment decisions for some of the most challenging diseases such as thyroid, prostate, breast, bladder and lung cancers, as well as interstitial lung diseases. We help patients avoid unnecessary procedures and speed time to diagnosis and appropriate treatment. In addition to making our tests available in the U.S. through our central laboratories, we also aim to deliver our tests to patients worldwide through a distributed model to laboratories that can perform them locally. For more information, please visit www.veracyte.com and follow the company on Twitter (@veracyte).

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, our statements related to our expected total revenue and other financial and operating results for 2023 and our plans, objectives, expectations (financial and otherwise) or intentions with respect to our tests and products, including our biopharma atlas, for use in diagnosing and treating diseases, Medicare coverage, and our commercial organization. Forward-looking statements can be identified by words such as: “appears,” "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will," “positioned,” “designed” and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: our ability to launch, commercialize and receive reimbursement for our products; to demonstrate the validity and utility of our genomic tests and biopharma offerings; to continue to integrate and expand the HalioDx and Decipher businesses and execute on our business plans; to continue to scale our global operations and enhance our internal control environment; the impact of the war in Ukraine on European economies and energy supply, as well as our facilities in France; the impact of the COVID-19 pandemic and its variants on our business and general economic conditions; the impact of foreign currency fluctuations, increasing interest rates, inflation, and turmoil in the global banking and finance system; and the performance and utility of our tests in the clinical environment. Additional factors that may impact these forward-looking statements can be found under the caption “Risk Factors” in our Annual Report on Form 10-K filed on March 1, 2023, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2023 to be filed with the Securities and Exchange Commission. Copies of these documents, when available, may be found in the Investors section of our website at www.investor.veracyte.com. These forward-looking statements speak only as of the date hereof and, except as required by law, we specifically disclaim any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Veracyte, the Veracyte logo, Decipher, Afirma, Percepta, Envisia, Prosigna, Lymphmark, TMExplore, Brightplex, Immunosign, “Know by Design” and “More about You” are registered trademarks of Veracyte, Inc. and its subsidiaries in the U.S. and selected countries. Immunoscore IC® is a trademark of Veracyte SAS registered in France. Immunoscore is a registered trademark of Inserm used by Veracyte under license. nCounter is the registered trademark of NanoString Technologies used by Veracyte under license.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and reference certain non‐GAAP results including non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP loss from operations. These measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. However, the non-GAAP measures we present may be different from those used by other companies.

We exclude amortization of acquired intangible assets, acquisition-related expenses relating to our acquisitions of Decipher Biosciences and HalioDx and certain costs related to restructuring from certain of our non-GAAP measures. Management has excluded the effects of these items in non-GAAP measures to help investors gain a better understanding of the core operating results and future prospects of the company, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business.

Reconciliations between our GAAP results and non‐GAAP financial measures are presented in the tables of this release.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands of dollars, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenues:
Testing revenue	$72,396	$55,980
Product revenue	3,892	2,979
Biopharmaceutical and other revenue	6,134	8,824
Total revenue	82,422	67,783

Operating expenses (1):
Cost of testing revenue	19,648	17,523
Cost of product revenue	2,162	1,575
Cost of biopharmaceutical and other revenue	4,419	4,615
Research and development	12,769	9,166
Selling and marketing	26,130	23,754
General and administrative	22,463	20,912
Intangible asset amortization	5,329	5,486
Total operating expenses	92,920	83,031
Loss from operations	(10,498)	(15,248)
Other income, net	2,407	784
Loss before income taxes	(8,091)	(14,464)
Income tax benefit	—	(3)
Net loss	$(8,091)	$(14,461)
Net loss per common share, basic and diluted	$(0.11)	$(0.20)
Shares used to compute net loss per common share, basic and diluted	72,175,457	71,229,672

1. Cost of revenue, research and development, sales and marketing and general and administrative expenses include the following stock-based compensation related expenses:

	Three Months Ended March 31,
	2023	2022
Cost of revenue	$386	$271
Research and development	1,256	1,656
Selling and marketing	2,112	1,046
General and administrative	4,347	3,882
Total stock-based compensation expense	$8,101	$6,855

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2023	2022
Net loss	$(8,091)	$(14,461)
Other comprehensive income (loss):
Change in currency translation adjustments	4,480	(5,598)

Net comprehensive loss	$(3,611)	$(20,059)

VERACYTE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2023	2022
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$177,890	$154,247
Short-term investments	—	24,605
Accounts receivable	45,489	44,021
Supplies and inventory	13,306	14,294
Prepaid expenses and other current assets	14,818	11,469
Total current assets	251,503	248,636
Property, plant and equipment, net	18,072	17,702
Right-of-use assets, operating leases	11,308	13,160
Intangible assets, net	170,226	174,866
Goodwill	699,718	695,891
Restricted cash	749	749
Other assets	5,543	5,418
Total assets	$1,157,119	$1,156,422
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,655	$11,911
Accrued liabilities	30,641	37,774
Current portion of deferred revenue	2,194	2,613
Current portion of acquisition-related contingent consideration	3,300	6,060
Current portion of operating lease liabilities	4,076	4,070
Current portion of other liabilities	127	186
Total current liabilities	55,993	62,614
Deferred tax liabilities	4,594	4,531
Acquisition-related contingent consideration, net of current portion	4,773	2,498
Operating lease liabilities, net of current portion	9,709	10,648
Other liabilities	791	931
Total liabilities	75,860	81,222
Total stockholders’ equity	1,081,259	1,075,200
Total liabilities and stockholders’ equity	$1,157,119	$1,156,422

1. The condensed consolidated balance sheet at December 31, 2022 has been derived from the audited financial statements at that date included in the Company's Form 10-K filed with the Securities and Exchange Commission dated March 1, 2023.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands of dollars)

	Three Months Ended March 31,
	2023	2022
Operating activities
Net loss	$(8,091)	$(14,461)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,670	6,556
Loss on disposal of property, plant and equipment	121	—
Stock-based compensation	7,985	6,645
Benefit from income taxes	—	(3)
Interest on end-of-term debt obligation	—	53
Noncash lease expense	903	587
Revaluation of acquisition-related contingent consideration	(485)	31
Effect of foreign currency on operations	(224)	131
Impairment loss	1,410	—
Changes in operating assets and liabilities:
Accounts receivable	(1,302)	(3,575)
Supplies and inventory	1,055	(1,201)
Prepaid expenses and other current assets	(3,064)	(2,139)
Other assets	(491)	451
Operating lease liabilities	(950)	(597)
Accounts payable	2,012	(960)
Accrued liabilities and deferred revenue	(7,721)	(390)
Net cash used in operating activities	(2,172)	(8,872)
Investing activities
Purchase of short-term investments	(19,700)	—
Proceeds from sale of short-term investments	39,773	—
Proceeds from maturity of short-term investments	5,000	—
Purchases of property, plant and equipment	(993)	(2,453)
Net cash provided by (used in) investing activities	24,080	(2,453)
Financing activities
Payment of long-term debt	—	(100)
Payment of taxes on vested restricted stock units	(2,277)	(1,447)
Proceeds from the exercise of common stock options and employee stock purchases	3,962	3,537
Net cash provided by financing activities	1,685	1,990
Increase (decrease) in cash, cash equivalents and restricted cash	23,593	(9,335)
Effect of foreign currency on cash, cash equivalents and restricted cash	50	(247)
Net increase (decrease) in cash, cash equivalents and restricted cash	23,643	(9,582)
Cash, cash equivalents and restricted cash at beginning of period	154,996	173,946
Cash, cash equivalents and restricted cash at end of period	$178,639	$164,364

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands of dollars)

	March 31,	December 31,
	2023	2022
Cash and cash equivalents	$177,890	$154,247
Restricted cash	749	749
Total cash, cash equivalents and restricted cash	$178,639	$154,996

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands of dollars)
		Identified Expenses
	GAAP	Acquisition Related Expenses (1)	Intangible Assets Amortization Expense	Other (4)	Total Non-GAAP Measure
Three Months Ended March 31, 2023
Total revenue	$82,422	$—	$—	$—	$82,422
Cost of testing revenue	19,648	83	—	—	19,565
Cost of product revenue	2,162	—	—	—	2,162
Cost of biopharmaceutical and other revenue	4,419	43	—	—	4,376
Intangible asset amortization (2)	4,804	—	4,804	—	—
Gross margin $	51,389	126	4,804	—	56,319
Gross margin %	62%				68%

Research and development	12,769	24	—	—	12,745
Selling and marketing	26,130	890	—	—	25,240
General and administrative	22,463	1,036	—	1,344	20,083
Intangible asset amortization	525	—	525	—	—
Total operating expenses excluding cost of revenue (3)	61,887	1,950	525	1,344	58,068
Loss from operations	$(10,498)	$2,076	$5,329	$1,344	$(1,749)

Three Months Ended March 31, 2022
Total revenue	$67,783	$—	$—	$—	$67,783
Cost of testing revenue	17,523	53	—	—	17,470
Cost of product revenue	1,575	—	—	—	1,575
Cost of biopharmaceutical and other revenue	4,615	133	—	—	4,482
Intangible asset amortization (2)	4,953	—	4,953	—	—
Gross margin $	39,117	186	4,953	—	44,256
Gross margin %	58%				65%

Research and development	9,166	642	—	—	8,524
Selling and marketing	23,754	1,216	—	—	22,538
General and administrative	20,912	2,890	—	—	18,022
Intangible asset amortization	533	—	533	—	—
Total operating expenses excluding cost of revenue (3)	54,365	4,748	533	—	49,084
Loss from operations	$(15,248)	$4,934	$5,486	$—	$(4,828)

1. Includes transaction related expenses as well as post-combination compensation expenses. For each of the three months ended March 31, 2022 and March 31, 2023, adjustments consist primarily of post-combination compensation expenses associated with the acquisition of HalioDx.
2. Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of revenue.
3. Includes only amortization of intangible assets, which otherwise would have been allocated to research and development, selling and marketing or general and administrative expense and excludes the cost of revenue ($26.2 million and $23.7 million) and the amortization of intangible assets which would have been allocated to the cost of revenue ($4.8 million and $5.0 million) for the three months ended March 31, 2023 and for the three months ended March 31, 2022 respectively.
4. Includes $1.3 million expense related to restructuring costs.

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Investor Contact:
Shayla Gorman
Director, Investor Relations
619-393-1545
investors@veracyte.com

Media Contact:
Tracy Morris
Vice President of Global Corporate Communications
650-380-4413
tracy.morris@veracyte.com